UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2023

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Gold Flora Corporation
(Exact name of registrant as specified in its charter)

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Delaware	0-56348	93-2261104
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3165 Red Hill Avenue

Costa Mesa, CA 92626

(Address of Principal Executive Offices, including Zip Code)

(949) 252-1908

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2023 the Board of Directors (the “Board”) of Gold Flora Corporation (the “Company”) appointed Rozlyn Lipsey, age 53, as the Chief Operating Officer of the Company. Ms. Lipsey recently served as the Chief Operating Officer of TPCO Holding Corp. beginning March 2023. Ms. Lipsey also served as the Executive Vice President of Operations & Wholesale of TPCO Holding Corp beginning June 2022. Prior to her position with TPCO Holding Corp., Ms. Lipsey was President and Managing Partner of a vertically integrated cannabis company that sold its assets in Arizona to MedMen Enterprises Inc. (“MedMen”) in 2018. This transaction brought Ms. Lipsey to MedMen, where she served from January 2019 to May 2022, most recently serving as Chief Operating Officer. The Company reviewed Ms. Lipsey’s background and considered her qualified for her position as the Chief Operating Officer.

Ms. Lipsey has an annual base compensation of $275,000. She participates in the Company’s 2023 Equity Incentive Plan (the “Plan”) with a 50% of annual base pay bonus target. Plan awards are based on achieving business metrics as set by the Board and individual performance. Plan awards are distributed on a discretionary basis at the discretion of the Board. Ms. Lipsey participates in the Plan and is eligible for annual RSU grants, both time and performance-based grants, subject to Board approval. In the event of termination as a result of the Company eliminating Ms. Lipsey’s position for reasons not attributable to performance, Ms. Lipsey will be entitled to (a) continuation of base salary for six months following the effective date of termination, (b) payment by the Company of the employer portion of medical insurance for a period of six months following the effective date of termination provided Ms. Lipsey pays for the employee contribution of such insurance and (c) to receive a pro rata portion of targeted Plan award (collectively, “Severance”). Payment of any Severance is subject to Ms. Lipsey’s execution and non-revocation of general release of claims in a form reasonably acceptable to the parties and continued compliance with post-employment confidentiality covenants.

There are no arrangements or understandings between Ms. Lipsey and an other person pursuant to which Ms. Lipsey was selected to be Chief Operating Officer. There are no family relationships between Ms. Lipsey and any of the Company’s directors or other executive officers, and Ms. Lipsey is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of regulation S-K.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD FLORA CORPRATION

Dated: November 13, 2023	By:	/s/ Marshall Minor
	Name:	Marshall Minor
	Title:	Chief Financial Officer

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